                                                                Exhibit 23(d)(5)


                       WAIVER AND REIMBURSEMENT AGREEMENT

          Agreement ("Agreement") dated as of the 21st day of February, 2001 by and among The Commerce Funds ("Commerce"), a Delaware business trust and a registered investment company under the Investment Company Act of 1940, as amended and Commerce Investment Advisers, Inc., a Missouri corporation (the "Adviser"), that serves as an investment adviser to each portfolio of Commerce pursuant to the Advisory Agreement between the Adviser and Commerce dated as of December 31, 1994, as amended.

                                   BACKGROUND

          The parties to this Agreement wish to provide for an undertaking by the Adviser to limit investment advisory or other fees or reimburse expenses of each of the portfolios of Commerce set forth on Exhibits A and B hereto in order to improve the performance of each such portfolio.

                                    AGREEMENT

          THEREFORE, in consideration of the foregoing, the parties intending to be legally bound hereby, agree as follows:

          1. During the term of this Agreement, the Adviser shall waive all or a portion of its investment advisory fees and/or reimburse expenses in amounts necessary so that after such waivers and/or reimbursements, the maximum total operating expense ratios of the portfolios of Commerce set forth on Exhibit A hereto shall not exceed the amounts set forth on Exhibit A.

          2. During the term of this Agreement, the Adviser shall waive all or a portion of its investment advisory fees so that after such waiver the maximum investment advisory fee that the Adviser shall be entitled to receive for the portfolio of Commerce set forth on Exhibit B hereto shall not exceed the amount set forth on Exhibit B.

          3. The initial term of this Agreement shall expire on October 31, 2001. Thereafter, this Agreement shall be renewed from year to year unless and until either Commerce or the Adviser shall give notice of its election to terminate this Agreement at least 30 day prior to the then-current term.

          4. The Adviser acknowledges and agrees that it shall not be entitled to collect on or make a claim for waived fees or reimbursed expenses that are the subject of this Agreement at any time in the future.

          5. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to its conflict of law provisions. This Agreement may be signed in counterparts.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

THE COMMERCE FUNDS                           COMMERCE INVESTMENT ADVISERS, INC.

By:  /s/  Larry Franklin                      By:  Larry Franklin
     --------------------------------           -------------------------------
     Name:  Larry Franklin                      Name: Larry Franklin
            -------------------------                --------------------------
     Title:    Vice President                   Title: President
               ----------------------                 -------------------------

                                                                       Exhibit A

                               The Commerce Funds

Name of Portfolio                                          Total Annual Operating Expenses
-----------------                                          -------------------------------
                                                   Institutional Shares             Service Shares
                                                   --------------------             --------------
Balanced Fund                                               0.98%                       1.23%

National Tax-Free Intermediate Bond Fund                    0.70%                       0.95%

Missouri Tax-Free Intermediate Bond Fund                    0.65%                       0.90%

Short-Term Government Fund                                  0.68%                       0.93%

Kansas Tax-Free Intermediate Bond Fund                      0.65%                       0.90%

International Equity Fund                                   1.72%                       1.97%

                                                                       Exhibit B

                               The Commerce Funds
                               ------------------

Name of Portfolio                                             Fee After Waiver
-----------------                                             ----------------

International Equity Fund                                          0.94%